EXHIBIT 99.1

PHOENIX FOOTWEAR

REPORTS FIRST QUARTER RESULTS

CARLSBAD, Calif., May 19, 2009 — Phoenix Footwear Group, Inc. (NYSE Alternext US: PXG) today reported its results of operations for the first quarter of fiscal 2009. For the first fiscal quarter ended April 4, 2009, the Company reported net sales from continuing operations of $6.1 million, down 35% compared to net sales from continuing operations of $9.4 million during the quarter ended March 29, 2008. The Company recorded a loss from continuing operations during the first quarter of $2.7 million, or $0.33 per share, compared to a loss of $500,000, or $0.05 per share, for the first quarter of fiscal 2008. Included in the Company’s first quarter loss for 2009 are severance charges totaling $1.0 million. During the first quarter of fiscal 2008, the Company recorded other income of $750,000 related to its divestiture of Altama Delta Corporation.

The loss from discontinued operations totaled $241,000 for the quarter ended April 4, 2009 compared to earnings of $199,000 for the quarter ended March 29, 2008. Included in discontinued operations are the Company’s Tommy Bahama business unit and Chambers Belt Company.

As previously reported, on February 24, 2009, the Company entered into an Amendment to its License Agreement with Tommy Bahama that amended and terminated the License. In connection with ceasing the Tommy Bahama business operations, the Company has sold its entire Tommy Bahama product inventory and eliminated all related staff positions. In the first quarter of fiscal 2009, the Company incurred $286,000 of severance charges. All but $38,000 of cash expenditures relating to employee severance costs incurred as of April 4, 2009 are expected to be paid by the end of fiscal 2009. In addition, the Company recorded non-cash charges in the first quarter of fiscal 2009 of $363,000 of inventory and other write-offs and $36,000 of fixed assets and intangible impairment charges.

Also, as previously reported on April 23, 2009, Chambers Belt Company (Chambers), a wholly owned subsidiary of the Company, entered into an Asset Purchase Agreement with Tandy Brands Accessories, Inc. (Tandy). Subject to the terms and conditions of the Asset Purchase Agreement, at closing, Tandy will purchase Chambers’ manufacturing equipment, certain inventory at cost, certain intellectual property and customer relationships, and provide for payment at closing of the inventory costs, an additional $500,000 and a $430,000 advance payment against the earn-out payments which will be due. The earn-out payments will be made on a monthly basis based on actual revenue and will equal 21.5% of the revenue of the acquired business during the first 12 months following closing, subject to a $2 million minimum. The sale of assets does not include the Company’s accounts receivable, or Wrangler mass license or cash on hand. This transaction is expected to close during the second quarter.

The net proceeds of these two transactions together with the monetization and collection of Chambers receivables following the closing and the collection of the earn-out payments, when fully collected, are expected to generate net cash in excess of $14 million, which would allow the Company to repay its bank indebtedness. The Company’s funded bank debt totaled $7.9 million as of May 16, 2009 down from $13.1 million as of April 4, 2009. The Company continues to be in default under its revolving line of credit and is seeking amendments and waivers as well as increased borrowing availability. However, there is no assurance that the Company will obtain either.

Commenting, CEO Rusty Hall said, “The first quarter marked a continuation of an extraordinarily challenging retail environment. Our focus has been on taking significant actions to ensure we have both a capital structure and cost structure that allows us to exit this downturn as a viable and healthy enterprise. Towards that end, we have made very measurable progress; the benefits of which will be visible in the upcoming quarters.”

About Phoenix Footwear Group, Inc.

Phoenix Footwear Group, Inc., headquartered in Carlsbad, California, designs, develops and markets men’s and women’s footwear and accessories. Phoenix Footwear’s brands include Trotters ®, SoftWalk ®, H.S. Trask ® and it is a licensee of the Wrangler brand. Emphasizing quality, fit and traditional and authentic designs, these brands are primarily sold through department stores, specialty retailers, mass merchants and catalogs. Phoenix Footwear Group, Inc. is traded on the NYSE Alternext US under the symbol PXG.

Forward-Looking Statements

The words “anticipates,” “will,” “expects,” “intends” and words of similar meaning identify forward-looking statements. Forward-looking statements also include representations of the Company’s expectations or beliefs concerning future events that involve risks and uncertainties, including the Company’s statements regarding the Chambers sale transaction, the expected closing and timing of that transaction and the expected net proceeds from that transaction and the monetization of Chambers’ working capital and the repayment of the Company’s debt and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission. The potential risks and uncertainties include, among others, the possibility that a Chambers transaction is not successfully concluded, or the unexpected liabilities related to the disposition arise or the transactions do not yield the anticipated proceeds. The forward-looking statements speak only as of the date of this press release, and the Company expressly disclaims any obligation to release publicly any update or revision to any forward-looking statement contained herein if there are changes in the Company’s expectations or if any events, conditions or circumstances on which any such forward-looking statement is based.

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding future growth and performance of individual brands, Phoenix Footwear’s expected financial performance and condition for fiscal 2009 and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,”

“plans,” “projects,” “seeks,” “exploring, “ or similar expressions. Many of these risks and uncertainties are discussed in Phoenix Footwear’s Annual Report on Form 10-K for the fiscal year ended January 3, 2009 filed with the Securities and Exchange Commission (the “SEC”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at http://www.sec.gov. These include, without limitation: Phoenix Footwear’s ability to obtain a replacement bank facility or waiver of defaults and amendments to its defaulted secured credit arrangement and the attendant risk of increased costs or stockholder dilution from refinancing the defaulted debt or foreclosure on the Company’s assets if a waiver/amendment is not obtained or the debt is not refinanced; the risk that Phoenix Footwear will not be able to continue as a going concern; Phoenix Footwear’s ability to return to profitability despite its restructuring efforts and debt reduction; risk associated with the recent disruptions in the overall economy and the impact on the retail industry, including Phoenix Footwear’s customers; risk associated with Phoenix’s accessories business; the concentration of Phoenix Footwear’s sales to a relatively small group of customers; changing consumer preferences and fashion trends; Phoenix’s ability to execute on its growth strategies, including the introduction of new products or the distribution of products through new channels; competition from other companies in Phoenix Footwear’s markets; the potential financial instability of Phoenix Footwear’s customers and the risk of loss of future and pending orders; Phoenix Footwear’s ability to protect its intellectual property rights; the risk of losing third party trademark licenses; Phoenix Footwear’s ability to manage inventory levels; fluctuations in its financial results as a result of the seasonality in its business; the risks of doing business in international markets; Phoenix Footwear’s reliance on independent manufacturers, including those to whom the Company may be past-due; disruptions in Phoenix Footwear’s manufacturing system; the loss of one or more senior executives; fluctuations in the price, availability and quality of raw materials; a decline in general market and economic conditions; and, risk associated with claims arising from divestiture transactions, including indemnification claims. Although Phoenix Footwear believes that the assumptions underlying the forward- looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Phoenix Footwear or any other person that the objectives and plans of Phoenix Footwear will be achieved. All forward-looking statements included in this press release are based on Phoenix Footwear’s current expectations and projections about future events, based on information available at the time of the release, and Phoenix Footwear assumes no obligation to update any forward-looking statements.

Contact:

Dennis Nelson

Chief Financial Officer

Phoenix Footwear Group, Inc.

(760) 602-9688

Phoenix Footwear Group, Inc.

Consolidated Condensed Balance Sheets

(In thousands)

	As of April 4, 2009	As of January 3, 2009
ASSETS
Current assets:
Cash and cash equivalents	$354	$456
Accounts receivable, net	3,984	3,153
Inventories, net	8,617	9,503
Other current assets	1,021	916
Income taxes receivable	330	302
Current assets of discontinued operations	14,389	16,615

Total current assets	28,695	30,945
Property, plant & equipment, net	1,206	1,290
Other assets	78	93
Long-term assets of discontinued operations	723	821

TOTAL ASSETS	$30,702	$33,149

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable, current	$13,059	$11,173
Accounts payable	2,615	1,887
Accrued expenses	2,315	1,557
Other current liabilities	21	155
Income taxes payable	8	78
Current liabilities of discontinued operations	3,917	6,406

Total current liabilities	21,935	21,256
Other long-term liabilities	377	382
Long-term liabilities of discontinued operations	—	149

Total liabilities	22,312	21,787
Stockholders’ equity	8,390	11,362

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$30,702	$33,149

Phoenix Footwear Group, Inc.

Consolidated Condensed Statements of Operations

(In thousands, except per share data)

	For the Three Months Ended
	(Unaudited)
	April 4, 2009		March 29, 2008
Net sales	$6,091	100.0%	$9,440	100.0%
Cost of goods sold	4,024	66.1%	5,503	58.3%

Gross profit	2,067	33.9%	3,937	41.7%
Operating expenses:
Selling, general and administrative expenses	3,782	62.1%	5,038	53.4%
Other (income) expense, net	1,018	16.7%	(750)	—%

Total operating expenses	4,800	78.8%	4,288	45.4%

Operating Loss	(2,733)	-44.9%	(351)	-3.7%
Interest expense, net	16		111

Loss before income taxes and discontinued operations	(2,749)	-45.1%	(462)	-4.9%
Income tax provision (benefit)	(28)		17

Loss before discontinued operations	(2,721)	-44.7%	(479)	-5.1%
(Loss) earnings from discontinued operations, net of tax	(241)	-4.0%	199	2.1%

Net loss	$(2,962)	-48.6%	$(280)	-3.0%

Loss per share:
Basic and diluted
Continuing operations	$(0.33)		$(0.05)
Discontinued operations	(0.03)		0.02

Net loss	$(0.36)		$(0.03)

Weighted-average shares outstanding:
Basic and diluted	8,166		8,077

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